Â	Â	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-200212

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CALCULATION OF REGISTRATION FEE

Â Title of Each Class of Securities Offered	Â	Maximum Aggregate Offering Price	Â	Amount of Registration Fee(1)
Trigger Performance Securities linked to the shares of Energy Select Sector SPDR® Fund due March 12, 2020	Â	$ 100,000.00	Â	$ 11.62

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(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

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FINAL TERMS SUPPLEMENT (To Prospectus dated November 14, 2014, Product Supplement dated November 17, 2014 and TPS Prospectus Supplement dated November 17, 2014)	Â

Final Terms Supplement

UBS AG Trigger Performance Securities

UBS AG $100,000.00 Securities linked to the shares of Energy Select Sector SPDR® Fund due March 12, 2020

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Final Terms

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Issuer	UBS AG, London Branch
Term	Approximately 60 months.
Underlying Asset	The shares of Energy Select Sector SPDR® Fund
Trade Date	March 5, 2015
Settlement Date	March 10, 2015
Final Valuation Date	March 5, 2020 (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Maturity Date	March 12, 2020 (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Principal Amount	$10 per Security. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Payment at Maturity (per Security)

On the maturity date,

if the underlying return is positive, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return x Participation Rate);

if the underlying return is zero or negative and the final level is equal to or greater than the trigger level, UBS will pay you a cash payment for each Security you hold equal to your principal amount; or

if the underlying return is negative and the final level is less than the trigger level, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return).

Investors may be fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of the following formula: ( Final Level - Initial Level ) / Initial Level
Initial Level

$78.20, which is the closing level of the underlying asset on the trade date. The initial level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.

Final Level

The closing level of the underlying asset on the final valuation date. The final level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.

Closing Level

On any trading day, generally the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Participation Rate	139.92%
Trigger Level

$66.47, which is 85.00% of the initial level. The trigger level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.

CUSIP	90274C558
ISIN	US90274C5581
Valoren	27231355
Tax Treatment

There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization & Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). Furthermore, it is possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations - Section 1260” in the Optimization & Performance Strategies product supplement. You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization & Performance Strategies product supplement.

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For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?” on page 11 of the TPS prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

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You are urged to consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including the jurisdiction of the underlying asset issuer).

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Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities may have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4, under “Key Risks” beginning on page 4 of the TPS prospectus supplement and under “Risk Factors” beginning on page PS-25 of the Optimization & Performance Strategies product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities.

The estimated initial value of the Securities as of the trade date is $9.267 for Securities linked to the shares of Energy Select Sector SPDR® Fund. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered TPS prospectus supplement, the Optimization & Performance Strategies product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page 7. The Securities we are offering will have the terms set forth in the TPS prospectus supplement dated November 17, 2014 relating to the Securities, the Optimization & Performance Strategies product supplement, the accompanying prospectus and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
Â	Total	Per Security	Total	Per Security	Total	Per Security

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Energy Select Sector SPDR® Fund	$100,000.00	$10.0000	$2,000.0000	$0.2000	$98,000.0000	$9.8000

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UBS Financial Services Inc.

UBS Investment Bank

Final Terms Supplement dated March 5, 2015

Additional Information About UBS and the Securities

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UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

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You may access these documents on the SEC web site at www.sec.gov as follows:

•	TPS Prospectus Supplement dated November 17, 2014
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312514414325/d816774d424b2.htm
•	Optimization & Performance Strategies product supplement dated November 17, 2014
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312514413667/d818874d424b2.htm
•	Prospectus dated November 14, 2014
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

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References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Performance Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the ”TPS prospectus supplement” mean the UBS prospectus supplement dated November 17, 2014, references to the ”Optimization & Performance Strategies product supplement” mean the UBS product supplement, dated November 17, 2014, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated November 14, 2014.

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UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Key Risks
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An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the TPS prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Optimization & Performance Strategies product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity - The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the trigger level. If the underlying return is negative and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

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The stated payout from the issuer applies only if you hold your Securities to maturity - You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the trigger level.

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The participation rate applies only if you hold your Securities to maturity - You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate and the return you realize may be less than the return of the underlying asset times the participation rate even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

•	No interest payments - UBS will not pay any interest with respect to the Securities.
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Credit risk of UBS - The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

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Market risk - The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to the ETF and its underlying constituents and their issuers, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see "Information about the Underlying Asset" and "Energy Select Sector SPDR® Fund" in this final terms supplement and the respective underlying asset issuer's SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

•	Fair value considerations.
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The issue price you pay for the Securities exceeds their estimated initial value - The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset and the underlying constituents, the expected dividends of the underlying asset and the underlying constituents, if applicable, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value - The value of your Securities at any time will vary based on many factors, including the factors described above and in “Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date - We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

•	Limited or no secondary market and secondary market price considerations.
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There may be little or no secondary market for the Securities - The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements - For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity - The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset and the underlying constituents; the volatility of the underlying asset and the underlying constituents; the dividend rate paid on the underlying asset and the underlying constituents, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices - All other things being equal, the use of the internal funding rates described above under “- Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

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Owning the Securities is not the same as owning the underlying asset or underlying constituents - The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents, if applicable, may have.

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No assurance that the investment view implicit in the Securities will be successful - It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the trigger level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

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The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity - For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level, trigger level and/or the final level, as applicable and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the Optimization & Performance Strategies product supplement, the TPS prospectus supplement or this final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. Following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities - Delisting, Discontinuance or Modification of an ETF” in the Optimization & Performance Strategies product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities - Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “-Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement.

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The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests - Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.

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Fluctuation of NAV - The net asset value (the ‘‘NAV’’) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.

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Failure of the underlying asset to track the level of the target index - While the underlying asset is designed and intended to track the level of a specific index (a ’’target index’’), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.

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There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer. However, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings orÂ otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

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Potential UBS impact on the market price of the underlying asset - Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituent, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset or any underlying constituent may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

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Potential conflict of interest - UBS and its affiliates may engage in business with the issuer of the underlying asset or an underlying constituent issuer, if applicable, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level, trigger level and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day and may make adjustments to the initial level, trigger level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the trigger level and participation rate, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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Potentially inconsistent research, opinions or recommendations by UBS - UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

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Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities - Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

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Dealer incentives - UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

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Uncertain tax treatment - Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See ‘‘Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

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The Securities are subject to risks associated with the energy sector - The Energy Select Sector SPDR® Fund (the "XLE Fund") seeks to track the performance of the Energy Select Sector Index, which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the equity securities tracked by the XLE Fund are issued by companies whose primary lines of business are directly associated with the energy sector. The profitability and stock prices of energy sector companies are affected by supply and demand both in their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending will likewise affect the performance of energy companies. In addition, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to energy conservation and the success of exploration projects. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in other areas, would adversely impact the shares of companies held by the XLE Fund. As a result of these factors, the value of the Securities linked to the XLE Fund may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the energy sector.

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The XLE Fund utilizes a passive indexing investment approach - The XLE Fund is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the XLE Fund, utilizing a "passive" or indexing investment approach, attempts to approximate the investment performance of the Energy Select Sector Index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from that index, the XLE Fund generally would not sell a stock because the stock's issuer was in financial trouble. In addition, the XLE Fund is subject to the risk that the investment strategy of the XLE Fund's investment adviser may not produce the intended results.

Information about the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying asset under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus, product supplement or prospectus supplement. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

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Energy Select Sector SPDR® Fund

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We have derived all information contained herein regarding The Energy Select Sector SPDR® Fund (the "XLE Fund") from publicly available information. Such information reflects the policies of, and is subject to changes by, SSgA Funds Management, Inc. the investment adviser of XLE Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund.

The XLE Fund is one of nine separate investment portfolios (each, a "Select Sector SPDR Fund") that constitute The Select Sector SPDR® Trust. Each Select Sector SPDR Fund is an "index fund" that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index ("S&P 500"). The nine Select Sector Indexes upon which the Select Sector Funds are based together comprise all of the companies in the S&P 500. The XLE Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index.

In seeking to track the performance of the Energy Select Sector Index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Energy Select Sector Index.

The Energy Select Sector Index includes companies from the following industries: oil, gas & consumable fuels and energy equipment & services. The Energy Select Sector Index is one of nine Select Sector Indexes developed and maintained in accordance with the following criteria: (1) each of the component securities in a Select Sector Index is a constituent company of the S&P 500 Index; (2) each stock in the S&P 500 Index is allocated to one and only one of the Select Sector Indexes; and (3) each Select Sector Index is calculated by Standard & Poor's using a modified "market capitalization" methodology.

As of March 31, 2013, ordinary operating expenses of the XLE Fund are expected accrue at an annual rate of 0.18% of the XLE Fund's daily net asset value. Expenses of the XLE Fund reduce the net value of the assets held by the XLE Fund and, therefore, reduce the value of each share of the XLE Fund. As of March 31, 2013, the Energy SPDR Fund's five largest company holdings include: Exxon Mobil Corporation (17.15%), Chevron Corporation (14.84%), Schlumberger Ltd. (6.53%), Occidental Petroleum Corporation (3.47%) and ConocoPhillips (3.41%).

In making your investment decision you should review the prospectus related to the XLE Fund, dated January 31, 2013, filed by The Select Sector SPDR® Trust ("the XLE Fund Prospectus") available at:

http://www.sec.gov/Archives/edgar/data/1064641/000119312513026152/d459553d485bpos.htm

In addition, the XLE Fund Prospectus is available on XLE Fund's website as indicated below. In making your investment decision you should pay particular attention to the sections of the XLE Fund Prospectus entitled "Principal Risks of Investing in the Fund" and "Additional Risk Information." UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund Prospectus.

Information filed by The Select Sector SPDR® Trust with the SEC under the Securities Act of 1933 and the Investment Company Act of 1940 can be found by reference to its SEC file number: 333-57791 and 811-08837. The XLE Fund's website is https://www.spdrs.com/product/fund.seam?ticker=XLE. Shares of the XLE Fund are listed on the NYSE Arca under ticker symbol "XLE."

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Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any prospectus supplement, product supplement or accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing levels for XLE Fund's shares, based on daily closing levels on the primary exchange for XLE Fund. We obtained the closing level information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing levels may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of XLE Fund on March 4, 2015 was $78.65. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

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Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close

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04/01/2010	06/30/2010	$62.07	$49.68	$49.68

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07/01/2010	09/30/2010	$56.31	$49.38	$56.06

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10/01/2010	12/31/2010	$68.25	$56.11	$68.25

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01/03/2011	03/31/2011	$80.01	$67.78	$79.81

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04/01/2011	06/30/2011	$80.44	$70.99	$75.35

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07/01/2011	09/30/2011	$79.79	$58.59	$58.59

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10/03/2011	12/30/2011	$73.04	$56.55	$69.13

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01/03/2012	03/30/2012	$76.29	$69.46	$71.73

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04/02/2012	06/29/2012	$72.42	$62.00	$66.37

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07/02/2012	09/28/2012	$76.57	$64.96	$73.48

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10/01/2012	12/31/2012	$74.94	$68.59	$71.44

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01/02/2013	03/28/2013	$79.99	$72.86	$79.32

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04/01/2013	06/28/2013	$83.28	$74.09	$78.36

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07/01/2013	09/30/2013	$85.30	$78.83	$82.88

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10/01/2013	12/31/2013	$88.51	$81.87	$88.51

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01/02/2014	03/31/2014	$89.06	$81.89	$89.06

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04/01/2014	06/30/2014	$101.29	$88.45	$100.10

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07/01/2014	09/30/2014	$100.58	$90.62	$90.62

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10/01/2014	12/31/2014	$88.77	$73.36	$79.16

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01/02/2015*	03/04/2015*	$82.29	$72.86	$78.65

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* As of the date of this final terms supplement, available information for the first calendar quarter of 2015 includes data for the period from January 2, 2015 through March 4, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2015.

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The graph below illustrates the performance of XLE Fund's shares for the period indicated, based on information from Bloomberg. The solid line represents the trigger level of $66.47, which is equal to 85.00% of the closing price on March 5, 2015. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest - Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation - The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 3 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this final terms supplement.

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